UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2020

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Item 1.01. Entry into a Material Definitive Agreement.

BCSF Complete Financing Solution LLC (“BCSF Unitranche”), a wholly-owned subsidiary of Bain Capital Specialty Finance, Inc. (the “Company”), entered into a loan and security agreement (the “Loan and Security Agreement”) on April 30, 2019, as Borrower, with JPMorgan Chase Bank, National Association, as Administrative Agent, and Wells Fargo Bank, National Association as Collateral Administrator, Collateral Agent, Securities Intermediary and Bank (collectively, the “Parties”). On January 29, 2020, BCSF Unitranche entered into an amended and restated loan and security agreement between the Parties, which amended and restated the terms of the Loan and Security Agreement. On March 20, 2020 the Parties entered into a second amended and restated loan and security agreement (the “Amended Loan and Security Agreement”) between the parties.

The Amended Loan and Security Agreement amends the Loan and Security Agreement to, among other things, provide enhanced flexibility to contribute and borrow against revolving loans, reduce the amount required to be reserved for unfunded revolvers and delayed draw obligations and decrease the financing limit by $50,000,000 within 90 days or, based on the occurrence of certain events, such earlier period as may be set forth in the Amended Loan and Security Agreement.

The description above is only a summary of the material provisions of the Amended Loan and Security Agreement and is qualified in its entirety by reference to a copy of the Amended Loan and Security Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: March 26, 2020	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary